CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated May 3, 2007 relating to the financial statements of Pacific Software Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
June 12, 2007